GETTY SQUARE PARTNERS LLC
c/o ABC Realty
152 West 57th Street
New York, New York 10019

August 18, 2004

Interboro Institute, Inc.
450 West 56th Street
New York, New York 10019

Re: Agreement of Lease (the "Lease") between Getty Square Partners LLC ("Landlord") and Interboro Institute, Inc. ("Tenant") at 30 South Broadway, Yonkers, New York

Gentlemen:

Reference is made to the Lease. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree to the following:

1. The demised premises shall consist solely of a portion of the seventh (7th) floor of the Building, as illustrated on Exhibit A to the Lease. All references in the Lease to the sixth (6th) floor are incorrect and shall be deemed to be references to the seventh (7th) floor.

2. Landlord agrees to replace all of the windows in the demised premises (except for the lot-line, bathroom and stairwell windows on the North wall of the demised premises) with new windows. Following the completion of this installation, Tenant shall pay Landlord the sum of $20,000, payable in five equal annual installments of $4,000.00. In the event that Tenant leases the balance of the seventh (7th) floor of the Building from Landlord, Landlord agrees (i) to replace all of the windows in such additional space (except for the lot-line, bathroom and stairwell windows on the North wall of such space) with new windows and (ii) to return to Tenant any portion of the $20,000 sum previously paid to Landlord for the windows in the demised premises (and to waive any further obligation to pay such sum). Such refunded sum shall be paid to Tenant in the form of a credit against fixed annual rent thereafter next due and payable.

3. Except as provided herein, the Lease is hereby confirmed in its entirety. The terms of this letter agreement shall be deemed incorporated into the Lease.

905786.1

4. Facsimile signatures on this letter shall be binding with the same force and effect as original signatures. Terms used herein not otherwise defined shall have the meanings ascribed to them in the Lease.

GETTY SQUARE PARTNERS LLC, Landlord

By: _______________
Name: DAVID R. TORPAN
Title: Managing Member

ACKNOWLEDGED AND AGREED:

Interboro Institute, Inc., Tenant

By: _______________
Name: Stephen H. Adolphus
Title: President

900875.1